Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Reliance Global Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)		Proposed Maximum Offering Price per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.086 per share	Rule 457(c) and Rule 457(h)(3)	470,167	(4)	$0.80	(3)	$376,134	$ 110.20 per $1,000,000	$41.45
Equity	Common stock, par value $0.086 per share	Rule 457(h)(5)	229,833	(6)	$15.50	(5)	$3,562,412	$ 110.20 per $1,000,000	$392.58
Total Offering Amounts			700,000				$3,938,526	$110.20 per $1,000,000	$434.03
Total Fee Offsets(7)									—
Net Fee Due									$434.03

(1)

The securities to be registered include options and other rights to acquire the common stock of Reliance Global Group, Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2019 Equity Incentive Plan (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)

Calculated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for these shares is based upon the average of the high and low sale prices of the Registrant’s common stock reported on the Nasdaq Capital Market on October 3, 2022.

(4)	Represents 470,167 shares of common stock available for future grants under the Plan.

(5)

Calculated pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for these shares is the weighted average exercise price of outstanding option awards previously granted under the Plan.

(6)	Represents 229,833 shares of common stock subject to outstanding option awards under the Plan.

(7)	The Registrant does not have any fee offsets to claim.